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                                                                   EXHIBIT 10.19


                AMENDMENT TO EMPLOYMENT AND CONSULTING AGREEMENT

        THIS AMENDMENT TO EMPLOYMENT AND CONSULTING AGREEMENT (the "Amendment") is entered into as of the 9th day of September, 1999 by and between Video Network Communications, Inc., a Delaware corporation (previously known as Objective Communications, and referred to in this Amendment as the "Corporation" or "Employer"), and James F. Bunker (the "Employee") and, to the extent expressly set forth in this Amendment, amends, modifies and supersedes the Employment and Consulting Agreement dated July 13, 1998 by and between the Employer and the Employee (the "Employment Agreement").

        WHEREAS, the Employee is currently employed as the President and the Chief Executive Officer of the Employer pursuant to the Employment Agreement;

        WHEREAS, the parties wish to amend, modify and supersede certain terms and conditions set forth in the Employment Agreement as specifically set forth in this Amendment to change certain of the terms and conditions upon which the Employee will continue to be employed by the Employer; and

        WHEREAS, the terms and conditions of the Employment Agreement shall continue in full force and effect except as expressly amended, modified and superseded in this Amendment.

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.      Effectiveness of Amendment; Term of Employment.

        (a) This parties agree that this Amendment shall be effective as of July 13th, 1999; provided, however, that Employee agrees to continue to work for Employer on a full-time basis as set forth in the Employment Agreement until the date that is four weeks after a new President is retained by the Employer (or such date and time as may be mutually agreeable to Employee and Employer, as shall be evidenced by Employee continuing to work for Employer on a full-time basis). During the time that Employee continues to work for the Employer on a full-time basis, he shall be paid his full annual salary as set forth in the Employment Agreement. On the date that is four weeks after the new
President begins work with the Company (or on such date and time as may be mutually agreeable to Employer and Employee), then the Employee's title, scope of duties, time commitment and salary automatically shall be adjusted in accordance with the terms of this Amendment for the remaining term of this Amendment.

        (b) Section 1 of the Employment Agreement is expressly amended to change the term of the Employment Agreement to end on the date that is one year from the effective date of this Amendment, unless earlier terminated as set forth in this Amendment. At the completion of the initial term, the term of this Agreement maybe extended for additional successive one-month periods, with the mutual agreement of the Employer and the Employee.



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        (c)     The parties agree that Section 1(c) of the Employment Agreement is deleted in its entirety and shall be of no further force and effect. The stock options previously granted to the Employee pursuant to the Employment Agreement shall continue to vest during the Term of the Employment Agreement as extended and modified by this Amendment. If the Employer terminates the Employment Agreement prior to the date on which the stock options originally granted under the Employment Agreement fully vest, as a result of the termination of the Employee's employment by the Employer without "cause" (as defined in the Employment Agreement), then the vesting of the options previously granted under the Employment Agreement shall accelerate and shall be fully vested without further action on the part of the Employer or the Employee on the date that is the day immediately prior to the date of termination of the Employee's employment. If the Employee is terminated from employment by the Corporation for "cause" or voluntarily terminates his employment under the Employment Agreement during the Term other than with the consent of a majority of the Board, then, at such time further vesting of the options granted under the Employment Agreement shall immediately cease, the Employee shall forego any rights to such unvested options and the Employee shall not be entitled to exercise any unvested stock options.

        2. Title; Duties. Effective as of the date on which the Corporation hires a new Chief Operating Officer and President (the "Amendment Effective Date"), the Employee's title and responsibilities shall change and Employee shall serve as the Chief Executive Officer of the Corporation. To the extent Employee also serves as a director of the Corporation, he also agrees to serve as the Chairman of the Board of Directors if elected as such by the Board of Directors of the Corporation (the "Board"). Effective on the Amendment Effective Date, the Employee shall be responsible for the supervising and directing the business plan and strategic management of the Corporation and for its overall direction.

        3. Extent of Services; Scope of Authority. Section 3 of the Employment Agreement is expressly modified and amended as hereinafter set forth. Effective on the Amendment Effective Date, and during the remaining term of the Employment Agreement, the Employee agrees to devote not less than two full business days per week to the performance of his duties under the Employment Agreement as modified by this Amendment, on a cumulative basis, during normal business days and hours. The Corporation acknowledges that the Employee will be taking several extended vacations during the remaining term of this Agreement.

        4.      Base Salary; Stock Options.

        (a) Section 4 of the Employment Agreement is hereby modified and amended as hereinafter set forth in this Section 4.

        (b) Effective on the Amendment Effective Date, the Employee's base salary shall be changed to an annual base salary of $80,000, payable in accordance with the Employer's regular payroll policies, subject to such annual increases, if any, as may be approved by the Board.

        (c) On the date of the next annual meeting of stockholders, Employer shall grant to Employee or Employee's designee non-qualified stock options to purchase 200,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Corporation, with an exercise price per share equal to the fair market value of the Common Stock on the date of grant.



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These options shall be in addition to any other stock options previously granted by the Employer to the Employee. The options shall vest over the same period as the options originally granted to Employee under the Employment Agreement. In other words, the stock options shall vest over a two-year period beginning on July 13, 1998, the date of the Employment Agreement, as follows: one-half (or options to purchase 100,000 shares of Common Stock) became vested on January 13, 1999, and the remainder of the options (or options to purchase 100,000 shares of Common Stock) vest ratably, on a monthly basis, over the period commencing January 13, 1999 and ending on July 13, 2000. If the Employee is terminated from employment by the Corporation for "cause" or voluntarily terminates his employment under the Employment Agreement during the Term other than with the consent of a majority of the Board, then, at such time further vesting of the options granted under this Amendment shall immediately cease, the Employee shall forego any rights to such unvested options and the Employee shall not be entitled to exercise any unvested stock options. If the Employer terminates the Employment Agreement prior to the date on which the stock options granted under this Amendment fully vest as a result of the termination of the Employee's employment by the Employer without "cause" (as defined in the Employment Agreement), then the vesting of the options granted under this Amendment shall accelerate and such options shall be fully vested without further action on the part of the Employer or Employee on the date that is the day immediately prior to the date of the Employee's termination. The options also shall be subject to such other conditions as may be approved by the Board or the Compensation Committee of the Corporation approving the grant of such stock options and set forth in the Stock Option Agreement relating to such options.

                (c) In the event that, during the Term of the Employment Agreement, there occurs a "change in control" (as hereinafter defined) of the Employer, then upon the consummation of a change in control the options granted under this Amendment shall automatically and without further action on the part of the Employer or Employee vest and shall not be subject to any further vesting requirements; provided that (i) the Employee is employed by or providing consulting services to the Employer at the time the change in control is consummated, or (ii) the Employee's employment or any consulting has been terminated by the Employer other than for "cause." For purposes of this Amendment, the term "change in control" shall have the meaning set forth in the Employment Agreement.

        7. Miscellaneous. Section 11(c) of the Employment Agreement is amended to include a reference to this Amendment as part of the agreements that constitute the entire agreement between the parties relating to the subject matter of the Employment Agreement or the Confidentiality Agreement.

        8. Full Force and Effect of Employment Agreement. Except to the extent expressly modified, amended and/or superseded in this Amendment, the provisions of the Employment Agreement shall remain in full force and effect. In particular and without limiting the foregoing, Employee agrees to continue to be bound by the Confidentiality, Inventions and Noncompetition clause set forth in the Employment Agreement, and Employer agrees to continue to indemnify the Employee as set forth in the Employment Agreement.



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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


EMPLOYER                                              EMPLOYEE

OBJECTIVE COMMUNICATIONS, INC.

By:        /s/ Robert Emery                          /s/ James F. Bunker
    --------------------------------------      ------------------------------
    Name:  Robert Emery                                  James F. Bunker
    Title: Vice President Administration
           and Finance
Address:  50 International Drive                Address:  Zero Old Penzance Road
Portsmouth, New Hampshire  03801                Rockport, Massachusetts  01966




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